SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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BLUE COAT SYSTEMS, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

BLUE COAT SYSTEMS, INC.

650 Almanor Avenue

Sunnyvale, CA 94085

August 26, 2004

TO THE STOCKHOLDERS OF BLUE COAT SYSTEMS, INC.:

You are cordially invited to attend the Annual Meeting of Stockholders of Blue Coat Systems, Inc. (formerly known as CacheFlow Inc.) (the “Company”), which will be held at the Company’s headquarters located at 650 Almanor Avenue, Sunnyvale, California 94085, on Tuesday, October 5, 2004, at 10:00 a.m., local time.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Brian NeSmith

President and

Chief Executive Officer

BLUE COAT SYSTEMS, INC.

650 Almanor Avenue

Sunnyvale, California 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 5, 2004

The Annual Meeting of Stockholders (the “Annual Meeting”) of Blue Coat Systems, Inc. (formerly known as CacheFlow Inc.) (the “Company”) will be held at the Company’s headquarters located at 650 Almanor Avenue, Sunnyvale, California 94085, on Tuesday, October 5, 2004, at 10:00 a.m. local time for the following purposes:

1.	To elect five directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending April 30, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement accompanying this notice.

Only stockholders of record at the close of business on August 9, 2004 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 650 Almanor Avenue, Sunnyvale, California, during ordinary business hours for ten days prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Robert P. Verheecke

Secretary

Sunnyvale, California

August 26, 2004

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

BLUE COAT SYSTEMS, INC.

650 Almanor Avenue

Sunnyvale, California 94085

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 5, 2004

GENERAL INFORMATION

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Blue Coat Systems, Inc., a Delaware corporation (formerly known as CacheFlow Inc.) (the “Company”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s headquarters located at 650 Almanor Avenue, Sunnyvale, California 94085, on Tuesday, October 5, 2004, at 10:00 a.m. local time, and at any adjournments or postponements of the Annual Meeting. These proxy materials were first mailed to stockholders on or about August 30, 2004. Share numbers and prices for dates preceding September 16, 2002 have been adjusted to reflect the 1-for-5 reverse stock split effected on such date.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s Common Stock is the only type of security entitled to vote at the Annual Meeting. On August 9, 2004, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 11,118,403 shares of Common Stock outstanding. Each stockholder of record on August 9, 2004 is entitled to one vote for each share of Common Stock held by such stockholder on August 9, 2004. All votes will be tabulated by the inspector of elections appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Company’s Common Stock issued and outstanding, and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal 1.    Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. Stockholders may not cumulate votes in the election of directors.

Proposal 2.    Ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending April 30, 2005 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board of Directors (the “Board of Directors”) and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive office before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward these solicitation materials to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for such services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The directors who are being nominated for reelection to the Board of Directors (the “Nominees”), their ages as of July 31, 2004, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The five (5) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

Nominees	Age	Position(s) and Office(s) Held with the Company
Brian M. NeSmith	42	President, Chief Executive Officer and Director
Marc Andreessen (1)	32	Director
David W. Hanna (1)(2)(3)	65	Chairman of the Board and Director
Andrew S. Rachleff (1)(2)(3)	45	Director
Jay W. Shiveley III (3)	47	Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of the Nominating Committee

Brian M. NeSmith has served as President, Chief Executive Officer and a director of the Company since March 1999. From December 1997 to March 1999, Mr. NeSmith served as Vice President of Nokia IP, Inc., a security router company, which acquired Ipsilon Networks, Inc., an IP switching company, where Mr. NeSmith served as Chief Executive Officer from May 1995 to December 1997. From October 1987 to April 1995, Mr. NeSmith held several positions at Newbridge Networks Corporation, a networking equipment manufacturer, including vice president and general manager of the VIVID group. Mr. NeSmith holds a B.S. in electrical engineering from the Massachusetts Institute of Technology.

Marc Andreessen has served as a director of the Company since October 1999. Mr. Andreessen has served as the Chairman of the Board of Directors of Opsware Inc. (formerly known as Loudcloud, Inc.), a software infrastructure service provider, since October 1999. From March 1999 to September 1999, Mr. Andreessen served as Chief Technology Officer of America Online, Inc., an internet technology and interactive services company. Mr. Andreessen co-founded Netscape Communications Corp., a provider of software and Website resources, in April 1994. From September 1994 to March 1999, when Netscape Communications Corp. was acquired by America Online, Inc., Mr. Andreessen served as a director and Executive Vice President of Products of Netscape Communications Corp. Mr. Andreessen serves on the board of directors of Opsware Inc. and Orbitz, Inc. Mr. Andreessen holds a B.S. in computer science from the University of Illinois.

David W. Hanna has served as a director of the Company since October 1996 and as Chairman of the Board of the Company since February 2001. From December 1998 to March 1999, Mr. Hanna also served as the Company’s President and Chief Executive Officer. From March 1998 to March 2000, Mr. Hanna served as President and Chief Executive Officer of Sage Software, Inc., a financial software company. Mr. Hanna served as President and Chief Executive Officer of State of the Art, Inc., a financial software developer, from November 1993 until March 1998. Since 1984, Mr. Hanna has served as President of The Hanna Group, which provides operational and strategic consulting to both small, high-tech companies and to larger organizations requiring growth restoration and restructuring. In addition, since 1998, Mr. Hanna has served as Chairman of Hanna Capital Management Inc., which provides financial management services to high-net-worth individuals. He is also Chief Executive Officer of Hanna Ventures, which invests in networking, communications and internet/intranet companies. Mr. Hanna also serves on the boards of directors of several privately held companies. Mr. Hanna holds a B.S. in business administration from the University of Arizona.

Andrew S. Rachleff has served as a director of the Company since October 1997. In May 1995, Mr. Rachleff co-founded Benchmark Capital, a venture capital firm, and has served as a general partner since that time. Prior to co-founding Benchmark Capital, Mr. Rachleff spent ten years as a general partner with Merrill, Pickard, Anderson & Eyre, a venture capital firm. Mr. Rachleff also serves on the boards of directors of Equinix, Inc. and several privately held companies. Mr. Rachleff holds a B.S. in economics from the University of Pennsylvania and an M.B.A. from Stanford University.

Jay W. Shiveley III has served as a director of the Company since May 2004. Since January 2004, he has served as a Managing Director at VantagePoint Venture Partners. Prior to that, he was a Venture Partner and Managing Director of the Sprout Group from June 2003 to January 2004 and a General Partner of Atlas Ventures from September 2001 to June 2003. From September 1997 to March 2001, Mr. Shiveley was Senior Vice President of Worldwide Operations at Vitria Technology, a software company. Prior to that, he served in various positions, including Senior Vice President of North American Operations for Forte Software, Group Director for US Operations for all Federal contractors and systems integrators worldwide for Oracle Corporation, and Principal and head of worldwide sales for Lawson Software. Mr. Shiveley is a director of several privately held companies. Mr. Shiveley holds a B.S. in finance and accounting from the Mankato State University.

Board of Directors Meetings and Committees

During the fiscal year ended April 30, 2004, the Board of Directors held six (6) meetings and acted by written consent in lieu of a meeting on one (1) occasion. For the fiscal year, each of the directors during the term of his tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings or actions by written consent of a committee of the Board of Directors on which each such director served. The Board of Directors has three (3) standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee.    During the fiscal year ended April 30, 2004, the Audit Committee of the Board of Directors (the “Audit Committee”) held five (5) meetings and acted by written consent in lieu of a meeting on one (1) occasion. The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s Standards of Business Conduct. The Audit Committee annually appoints a firm of independent accountants to audit the financial statements of the Company. In addition, the Audit Committee approves the scope of the annual audits and fees to be paid to the Company’s auditors. The current members of the Audit Committee are Messrs. Hanna, Andreessen and Rachleff. The Board of Directors has determined that Mr. Hanna qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Hanna’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief executive officer for several companies. According to the National Association of Securities Dealers, Inc. (the “NASD”) Rule 4350(d)(2)(A), the Audit Committee must consist of three (3) independent directors, as defined in NASD Rule 4200(a)(15); provided, however, that NASD Rule 4350(d)(2)(B) permits the Company to approve one director who is not independent if such appointment is in the best interests of the Company and its stockholders. Because Opsware Inc., a company for which Mr. Andreessen is Chairman of the Board and a greater than ten percent (10%) stockholder, has received aggregate payments from the Company in excess of $465,000 within the past three (3) years for services rendered by Opsware, Inc. to the Company, Mr. Andreessen is not deemed to be an independent director under NASD Rule 4200(a)(15). However, the Board has appointed Mr. Andreessen to serve on the Audit Committee because it believes that such appointment is in the best interests of the Company and its stockholders due to Mr. Andreessen’s longstanding relationship with the Company.

Pursuant to NASD Rule 4350(d)(2)(B), Mr. Andreessen may only serve under the exception noted above for two years, which expires on August 11, 2005. In addition, the Company and Opsware, Inc. terminated their relationship in May 2002, and the Company does not anticipate making any further payments to Opsware, Inc.

Compensation Committee.    During the fiscal year ended April 30, 2004, the Compensation Committee of the Board of Directors (the “Compensation Committee”) held no meetings and acted by written consent in lieu of a meeting on twenty-three (23) occasions. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers and reviews the compensation programs for other key employees, including salary and cash bonus levels, and administers the Company’s 1999 Stock Incentive Plan, the 2000 Supplemental Stock Option Plan and Employee Stock Purchase Plan. The current members of the Compensation Committee are Messrs. Hanna and Rachleff.

Nominating/Corporate Governance Committee.    The Company created the Nominating/Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) after the end of the 2004 fiscal year. The Nominating Committee oversees the nomination of directors for service on the Board and its committees and other related matters, reviews and considers developments in corporate governance practices, and recommends to the Board corporate governance policies and procedures applicable to the Company. The current members of the Nominating Committee are Messrs. Hanna, Rachleff and Shiveley.

Independence of Directors

The Board of Directors is comprised of a majority of directors who qualify as independent directors pursuant to the rules adopted by the Securities and Exchange Commission applicable to the corporate governance standards for companies listed on the Nasdaq National Market System. The Board of Directors has determined Messrs. Hanna, Rachleff and Shiveley to be independent under NASDAQ Rule 4200. As noted under Election of Directors; Audit Committee above, Mr. Andreessen is not independent under those rules.

Communication with the Board of Directors

Interested parties may contact the Board of Directors or any committee of the Board of Directors by sending correspondence to the attention of the Company’s Secretary, c/o Blue Coat Systems, Inc., 650 Almanor Avenue, Sunnyvale, California 94085. Any mail received by the Secretary with the exception of improper commercial solicitations will then be forwarded to the members of the Company’s Board of Directors or the appropriate committee for their further action, if necessary. The Company does not have a policy requiring attendance by members of the Board of Directors at the Company’s annual meeting. At the Company’s 2003 Annual Meeting, Brian NeSmith, a member of the Company’s Board of Directors and the Company’s Chief Executive Officer, and David Hanna, a member of the Company’s Board of Directors, were in attendance and available for questions.

Director Compensation

Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

Non-employee directors are eligible for periodic automatic option grants. Each individual who first becomes a non-employee director after the date of the Company’s initial public offering will be granted an option to purchase 5,000 shares on the date such individual joins the Board of Directors, provided such individual has not been previously employed by the Company. Each non-employee director will be granted an option to purchase 1,000 shares annually on the date of each Annual Meeting of Stockholders. The automatic grant program was amended on October 9, 2002 to enhance the number of shares awarded annually in recognition of the reduction effected by the reverse stock split and to provide for awards to members of the Audit Committee of the Board of Directors in recognition of the increased duties imposed on committee members due to recent changes in the laws. Accordingly, on October 9, 2002 and thereafter at each Annual Meeting of Stockholders, each individual who will continue serving as a director thereafter will receive an additional annual option grant to purchase 1,500 shares of Common Stock. On October 9, 2002 and thereafter at each Annual Meeting of Stockholders, each individual who will continue serving as a member of the Audit Committee thereafter will receive an additional option grant to purchase 1,250 shares of Common Stock and each individual who will continue serving as the chairman of the Audit Committee thereafter will receive an additional option grant to purchase 2,500 shares of Common Stock. The option price for each automatic option grant will be equal to the fair market value per share of Common Stock on the automatic grant date. Each initial automatic grant shall become exercisable for 25% of the shares upon the optionee’s completion of 12 months of service from the date of grant and as to the balance of the shares in annual installments over the three-year period thereafter; each annual automatic grant shall become exercisable in full on the first anniversary of the grant date. In addition, initial and annual automatic grants become exercisable in full if the Company is subject to a change in control. Directors are eligible to receive additional options and be issued shares of Common Stock directly under the 1999 Stock Incentive Plan and directors who are also employees of the Company are also eligible to participate in the Company’s Employee Stock Purchase Plan.

Mr. Hanna received an option to purchase 17,000 shares on April 4, 2001 at an exercise price of $15.32 per share in connection with assuming the position of Chairman of the Board of Directors. The option became exercisable in twelve equal monthly installments from the date he became Chairman. Each of Messrs. Andreessen, Hanna, and Rachleff received an option to purchase 1,000 shares of Common Stock on August 29, 2001 at an exercise price of $14.90 per share. The options became exercisable in full on August 29, 2002. Each of Messrs. Andreessen, Hanna, and Rachleff received an option to purchase 1,000 shares of Common Stock on September 12, 2002 at an exercise price of $3.35 per share. Each of Messrs. Andreessen, Hanna, and Rachleff received an option to purchase 1,500 shares of Common Stock on October 9, 2002 at an exercise price of $3.52 per share. In recognition of their service on the Audit Committee, each of Messrs. Hanna and Rachleff received an option to purchase 1,250 shares of Common Stock on October 9, 2002 at an exercise price of $3.52 per share. Each of the options granted in 2002 become exercisable in full on September 12, 2003. Each of Messrs. Andreessen, Hanna, and Rachleff received an option to purchase 1,500 shares and an option to purchase 1,000 shares of Common Stock on October 7, 2003 at an exercise price of $13.36 per share. In recognition of their service on the Audit Committee, each of Messrs. Hanna and Rachleff received an option to purchase 1,250 shares of Common Stock on October 7, 2003 at an exercise price of $13.36 per share. These options become exercisable in full on October 7, 2004.

On May 14, 2004, Mr. Shiveley was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $36.09 in connection with joining the Board. On the date of this Annual Meeting, each of Messrs. Hanna, Rachleff, and Andreessen will receive an option to purchase 1,500 shares of Common Stock, and each will receive an additional option to purchase 1,250 shares of Common Stock for continuing to serve as a member of the Audit Committee. Mr. Hanna will receive an additional option grant to purchase 2,500 shares of Common Stock for continuing to serve as the chairman of the Audit Committee.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED HEREIN.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending April 30, 2005. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

Ernst & Young LLP has audited the Company’s financial statements since 1999. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING APRIL 30, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 30, 2004, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of Common Stock, (ii) each of the Company’s directors as of that date, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. Shares issuable pursuant to stock options and warrants exercisable within sixty (60) days of April 30, 2004 are deemed outstanding for computing the percentage of the person holding the options and warrants, but are not outstanding for purposes of computing the percentage of any other person. As a result, the percentage ownership of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

	Shares Beneficially Owned As of April 30, 2004(1)(2)
Beneficial Owner	Number of Shares	Percentage of Class
Fidelity Management (3)	1,176,973	10.70%

Brian M. NeSmith (4)	492,690	4.42%

Robert P. Verheecke (5)	136,311	1.22%

Thomas B. Ayers (6)	34,036	*

David A. de Simone (7)	18,749	*

David L. Cox, Jr.	2,400	*

Marc Andreessen (8)	184,618	1.68%

David W. Hanna (9)	249,345	2.26%

Andrew S. Rachleff (10)	259,522	2.36%

Jay Shiveley	20,202	*

All current directors and executive officers as a group (11 persons) (11)	1,627,905	14.32%

*	Less than 1% of the outstanding shares of Common Stock.
(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each of the persons named in the table has, to the Company’s knowledge, sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person. Unless otherwise indicated, the address of each individual listed in the table is c/o Blue Coat Systems, Inc., 650 Almanor Avenue, Sunnyvale, CA 94085.
(2)	The percentage of beneficial ownership is based on 10,995,950 shares of Common Stock outstanding as of April 30, 2004.
(3)	The address for Fidelity Management is 82 Devonshire Street, Boston, MA 02109. Fidelity Management holds the reported shares as an investment advisor or investment manager.
(4)	Includes 147,290 shares subject to options that are exercisable within 60 days of April 30, 2004 and 345,000 shares held by the Brian M. and Nancy J. NeSmith Family Trust.
(5)	Includes 132,711 shares subject to options that are exercisable within 60 days of April 30, 2004 and 2,400 shares held by Mr. Verheecke’s spouse and children.
(6)	Includes 30,936 shares subject to options that are exercisable within 60 days of April 30, 2004 and 100 shares held by Mr. Ayers’ son.

(7)	Represents shares subject to options that are exercisable within 60 days of April 30, 2004.
(8)	Includes 4,500 shares subject to options that are exercisable within 60 days of April 30, 2004. Also includes 899 shares held by the Andreessen 1996 Charitable Remainder Trust and 179,219 shares held by the Andreessen 1996 Living Trust.
(9)	Includes 27,750 shares subject to options that are exercisable within 60 days of April 30, 2004. Also includes 205,642 shares held by the David W. Hanna Trust, 3,052 shares held by the Hanna Group Profit Sharing Plan and 12,901 shares held by Mr. Hanna’s spouse. Mr. Hanna disclaims beneficial ownership of the shares held by these entities, except to the extent of his economic interest in the funds.
(10)	Includes 10,750 shares subject to options that are exercisable within 60 days of April 30, 2004. Also includes 185,545 shares held by Benchmark Capital Partners, L.P. and 25,932 shares held by Benchmark Founders’ Fund, L.P. Also includes 37,295 shares held by the Andrew and Debra Rachleff Family Revocable Trust. Mr. Rachleff, one of our directors, is a managing member of Benchmark Capital Management Co., L.L.C., which is the general partner of each of Benchmark Capital Partners, L.P. and Benchmark Founders’ Fund, L.P. Mr. Rachleff disclaims beneficial ownership of the shares held by Benchmark Capital Partners, L.P. and Benchmark Founders’ Fund, L.P. except to the extent of his economic interest in the funds. The persons having voting or investment power with respect to the securities held by entities affiliated with Benchmark Capital include David M. Beirne, Bruce W. Dunlevie, Kevin R. Harvey, Robert C. Kagle, Andrew S. Rachleff, and Steven M. Spurlock.
(11)	Includes 372,686 shares subject to options that are exercisable within 60 days of April 30, 2004.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company’s Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for transactions in the Common Stock and their Common Stock holdings for the year ended April 30, 2004 and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the year ended April 30, 2004, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that Mr. Verheecke filed one Form 4 late and a second Form 4 late by one day and Mr. Ayers filed one Form 4 late by 14 days and a second Form 4 late by one day, in each case reporting one transaction.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of April 30, 2004 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies which originally granted those options. Footnote (5) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon the exercise of those assumed options as of April 30, 2004, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders (1)	2,670,814	(3)	$26.546	(3)	2,218,928	(4)
Equity compensation plans not approved by security holders (2)	98,822		$59.4306		336,025

Total	2,769,636		$27.7193		2,554,953

(1)	Consists of options outstanding under the 1996 Stock Plan and options granted and shares available under the following plans: 1999 Stock Incentive Plan, 1999 Director Option Plan and Employee Stock Purchase Plan (“Stock Plans”). Each year, commencing with the year 2000, the aggregate number of shares authorized under the 1999 Stock Incentive Plan automatically increases by a number equal to the lesser of 5% of the total number of shares of Common Stock outstanding on January 1 of such year, or 400,000 shares. Accordingly, 400,000 shares were added to the 1999 Stock Incentive Plan on January 1, 2004. Each year, commencing with the year 2000, the aggregate number of shares authorized under the 1999 Director Option Plan automatically increases by 20,000 shares or such lesser number of shares as the Company’s Board of Directors may determine. Accordingly, 20,000 shares were added to the 1999 Director Option Plan on January 1, 2004. Each year, commencing with the year 2000, the number of shares under the Employee Stock Purchase Plan automatically increases by 100,000 shares or such lesser number of shares as the Company’s Board of Directors may determine. Accordingly, 100,000 shares were added to the Employee Stock Purchase Plan on January 31, 2004. No additional shares were authorized for issuance in 2003 under any of the Stock Plans pursuant to the foregoing provisions as a result of the Board of Directors determination to decline all share increases in 2003.
(2)	Consists of shares issuable under the 2000 Supplemental Stock Option Plan (the “Supplemental Plan”), which was implemented by the Board on February 15, 2000. The Supplemental Plan is a non-shareholder approved plan. Non-statutory options and restricted stock awards may be granted under the Supplemental Plan to employees or consultants of the Company who are neither executive officers nor outside directors at the time of grant. The Board has authorized 600,000 shares of Common Stock for issuance under the Supplemental Plan. All option grants will have an exercise price per share of no less than 25% of the fair market value per share of Common Stock on the grant date. Each option will vest in installments over the optionee’s period of service with the Company. The options will vest on an accelerated basis in the event the Company is acquired and (i) the options are not assumed or replaced by the acquiring entity or (ii) the optionee is subject to an involuntary termination. Additional features of the Supplemental Plan are outlined in Note 8 to the Consolidated Financial Statements.
(3)	Excludes purchase rights accrued under the Employee Stock Purchase Plan.
(4)	Includes shares available for future issuance under the Employee Stock Purchase Plan. As of April 30, 2004, there were 642,790 shares of Common Stock available for future issuance.
(5)	Table excludes information for equity compensation plans assumed by the Company in business combinations under which no additional options may be granted. As of April 30, 2004, a total of 19,004 shares of the Company’s common stock were issuable upon exercise of outstanding options under the assumed plans. The related weighted average exercise price of those outstanding options was $67.1928 per share.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following Summary Compensation Table sets forth the compensation earned for the three most recent fiscal years by the Company’s Chief Executive Officer plus the four other executive officers who were serving as such at the end of the fiscal year ended April 30, 2004, each of whose salary and bonus for the fiscal year ended April 30, 2004 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year. The Company’s Chief Executive Officer and the other executive officers are referred to collectively as the “Named Officers.”

Summary Compensation Table

Long-Term Compensation
Number of Securities Underlying Options
	Fiscal Year	Annual Compensation
Name and Principal Position		Salary		Bonus
Brian M. NeSmith (1) President, Chief Executive Officer, and Director	2004 2003 2002	$ $ $	135,000 20,000 250,000		— — —	50,000 100,000 —

Robert P. Verheecke Senior Vice President, Chief Financial Officer, and Secretary	2004 2003 2002	$ $ $	250,000 250,000 231,250	$ $ $	20,625 18,750 28,125	40,000 50,000 100,000

Thomas B. Ayers (2) Senior Vice President, Worldwide Sales	2004 2003 2002	$ $	175,000 90,192 —	$ $	150,857 41,732 —	35,000 66,000 —

David A. de Simone (3) Senior Vice President, Engineering	2004 2003 2002		$164,904 — —		$13,545 — —	180,000 — —

David L. Cox, Jr. (4) Vice President, Operations	2004 2003 2002		$151,539 — —		$12,500 — —	66,000 — —

(1)	Mr. NeSmith voluntarily reduced his salary effective May 1, 2002 and the Board of Directors restored his salary to its former level effective November 1, 2003.
(2)	Mr. Ayers commenced employment in October 2002.
(3)	Mr. de Simone commenced employment in September 2003.
(4)	Mr. Cox commenced employment in July 2003.

The following table contains information concerning the stock option grants made to each of the Named Officers for the fiscal year ended April 30, 2004. No stock appreciation rights were granted to these individuals during such year.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted	Individual Grants(1) % of Total Options Granted to Employees In FY 2003(2)		Exercise Price Per Share		Expiration Date	Potential Realizable Value of Assumed Annual Rate of Stock Price Appreciation For Option Terms(3)
							5%		10%
Brian M. NeSmith	50,000	3.5%			$20.87	11/27/2013		$656,252		$1,663,070
Robert P. Verheecke	40,000	2.8%			$5.60	6/16/2013		$140,872		$356,998
Thomas B. Ayers	10,000 25,000	0.7 1.76	% %	$ $	5.60 21.53	6/16/2013 2/3/2014	$ $	35,218 338,503	$ $	89,250 857,832
David A. de Simone	180,000	12.7%			$8.04	9/2/2013		$910,136		$2,306,464
David L. Cox, Jr.	66,000	4.65%			$5.44	7/29/2013		$225,798		$572,217

(1)	The options disclosed in the table were granted 10 years prior to the expiration date shown. Each of the options granted to Mr. NeSmith, Mr. Verheecke, Mr. de Simone and the 25,000-share option granted to Mr. Ayers become exercisable in 48 equal monthly installments. Mr. Ayers’ 10,000-share option becomes exercisable for 12.5% of the shares after 6 months of employment and for the balance in 42 equal monthly installments. The option granted to Mr. Cox becomes exercisable for 25% of the shares after 12 months of employment and for the balance in 36 equal monthly installments. The exercise price for each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring company assumes the options. The options will also become fully vested in the event that the optionee’s service is involuntarily terminated within 18 months following a change in control.
(2)	Based on an aggregate of 1,419,500 options granted to employees in fiscal year 2004.
(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

The following table sets forth information concerning options exercised by the Named Officers during the fiscal year ended April 30, 2004 and option holdings as of the end of the fiscal year ended April 30, 2004 with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired	Value Realized	Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End(1)
			Exercisable(2)	Unexercisable	Exercisable	Unexercisable
Brian M. NeSmith	—	—	93,123	96,877	$2,835,873	$3,267,727
Robert P. Verheecke	20,000	$905,699	99,374	70,626	$3,116,713	$2,497,087
Thomas B. Ayers	—	—	27,250	73,750	$1,102,325	$2,543,675
David A. de Simone	15,000	$476,187	11,249	153,751	$411,151	$5,619,599
David L. Cox, Jr.	—	—	—	66,000	—	$2,583,900

(1)	Based on the fair market value of the Company’s Common Stock at year-end of $44.59 per share, less the exercise price payable for such shares.
(2)	Certain of these shares are subject to repurchase by the Company at the original exercise price should the executive cease employment prior to full vesting.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

The compensation committee of the board of directors, as plan administrator of the 1999 Stock Incentive Plan and 2000 Supplemental Stock Option Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the officers named in the Summary Compensation Table and any other person in connection with certain changes in control of the Company. Under the 1999 Stock Incentive Plan and 2000 Supplemental Stock Option Plan, upon a change in control of the Company, each outstanding option and all shares of restricted stock will generally become fully vested unless the surviving corporation assumes the option or award or replaces it with a comparable award. In addition, an option or award will become fully exercisable and fully vested if the holder’s employment or service is involuntarily terminated within 18 months following the change in control.

The employment of the officers named in the Summary Compensation Table may be terminated at any time. The Company entered into an agreement with Mr. NeSmith, dated February 24, 1999, which provides for acceleration of vesting of option shares as if Mr. NeSmith remained employed for one additional year in the event of a change in control of the Company.

On April 23, 2001, the Company extended an offer of employment to Mr. Verheecke to be the Company’s Senior Vice President and Chief Financial Officer. Pursuant to the offer letter, Mr. Verheecke may exercise some or all of his unvested stock options by delivery of his full recourse promissory note for a principal amount of up to one million dollars at a fair market rate of interest. Any exercised but unvested stock options would be subject to the Company’s right to repurchase unvested shares. Mr. Verheecke has not exercised any options to date by delivering a promissory note.

On August 29, 2003, the Company extended an offer of employment to Mr. de Simone to be the Company’s Senior Vice President of Engineering. Pursuant to the offer letter, if Mr. de Simone’s employment is involuntarily terminated without cause or as a result of a change in control of the Company during his first 24 months of employment, he will vest in his options as if he completed an additional six months of employment and the Company will extend the time he has to exercise his options following termination of employment to one year. In lieu of the foregoing acceleration benefit, Mr. de Simone will receive the benefit available under the 1999 Stock Incentive Plan if it would provide a greater benefit upon a change in control of the Company, which provides that an option will become fully exercisable and fully vested if the optionee’s employment or service is involuntarily terminated within 18 months following the change in control.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board of Directors (the “Committee”) has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer (“CEO”) and certain other executive officers of the Company and has the authority to administer the Company’s 1999 Stock Incentive Plan, 2000 Supplemental Stock Option Plan, and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and executive officers each fiscal year.

For the fiscal year ended April 30, 2004, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company’s key executive officers. However, the Committee made the final compensation decisions concerning such officers.

General Compensation Policy.    The Committee’s fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance, as well as upon his or her own level of performance. Accordingly, each executive officer’s compensation package generally consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

Base Salary.    The base salary for each executive officer is generally set on the basis of general market levels and personal performance. Each individual’s base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

In preparing the performance graph for this Proxy Statement, the Company has selected the Nasdaq Computer Manufacturer Stocks Index. In prior years, the Company compared its stockholder return to the JP Morgan H&Q Technology Index (which was discontinued in early April 2002) and the S&P Networking Equipment Index. The companies included in the Company’s informal salary survey are not necessarily those included in the foregoing indices, because they were determined not to be competitive with the Company for executive talent or because compensation information was not available.

Cash Bonuses.    In fiscal 2004, a quarterly cash bonus was paid to each of the executive officers, other than Mr. NeSmith. Mr. NeSmith declined participation in the bonus plan. Mr. Ayers’ bonus is dependent solely on the achievement of specific quarterly revenue objectives. In awarding bonuses to Mr. Verheecke, Mr. Cox and Mr. de Simone, the Committee took into account the Company’s achievement of specific revenue and expense control targets as well as each officer’s achievement of specific personal objectives established at the beginning of each fiscal quarter. One-half of the bonus was based on the Company meeting its specific revenue and expense control targets, and one-half of the bonus was based on each person achieving his specific personal objectives. Actual bonuses paid reflect an individual’s accomplishment of his specific objectives as well as the Company’s achievement of the revenue and expense control targets.

Long-Term Incentive Compensation.    Generally, a significant option grant is made in the year that an officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts at the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee’s discretion.

Each grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a one to four year period, contingent upon the executive officer’s continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s employ, and then only if the market price of the Company’s Common Stock appreciates over the option term.

CEO Compensation.    In April 2002, Mr. NeSmith requested that his base salary be reduced to an annual rate of $20,000 and no bonus plan be established for him. Effective November 1, 2003, the Committee returned Mr. NeSmith’s base salary to the level in effect prior to his requested reduction. Mr. NeSmith received an option to purchase 50,000 shares in consideration of his performance during the fiscal year and in consideration of his request to forego bonus eligibility.

Tax Limitation.    Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders approved a limitation under the Company’s 1999 Stock Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1999 Stock Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company’s executive officers for the fiscal year ended April 30, 2005 will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company’s executive officers to the $1 million cap.

Compensation Committee

David W. Hanna

Andrew S. Rachleff

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company’s Board of Directors was formed in September 1999, and the members of the Compensation Committee during the fiscal year ended April 30, 2004 were Messrs. Hanna and Rachleff. Mr. Rachleff was not at any time an officer or employee of the Company; Mr. Hanna served as the Company’s President and Chief Executive Officer from December 11, 1998 to March 2, 1999. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s Standards of Business Conduct. The Audit Committee annually appoints a firm of independent accountants to audit the financial statements of the Company. In addition, the Audit Committee approves the scope of the annual audits and fees to be paid to the Company’s auditors. A more detailed description of the functions of the Audit Committee can be found in the Company’s Audit Committee Charter, attached to this proxy statement as Exhibit A.

For the fiscal year 2004, the Audit Committee consisted of Messrs. Andreessen, Hanna and Rachleff. The Audit Committee held five (5) meetings and acted by written consent in lieu of a meeting on one (1) occasion during the last fiscal year.

The Company’s management has primary responsibility for preparing the Company’s financial statements and financial reporting process. The Company’s independent accountants, Ernst & Young LLP (“Ernst & Young”), are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and the independent auditors.

•	The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on auditing Standards No. 61 (Codification of Statements on auditing Standard, AU 380).

•	The Audit Committee discussed with the independent accountants the accountants’ independence from the Company and its management. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants’ independence.

Aggregate fees for professional services rendered for the Company by Ernst & Young as of or for the years ended April 30, 2004 and 2003, were:

	April 30,
	2004	2003
Audit	$345,000	$256,000
Audit Related	332,000	—
Tax	18,000	351,000
All Other	1,000	—

TOTAL	$696,000	$607,000

The audit fees for the years ended April 30, 2004 and 2003 were for professional services rendered for the annual audit of the consolidated financial statements of the Company, reviews of the Company’s quarterly reports on Form 10-Q, consents, and assistance with review of documents filed with the SEC.

The audit related fees for the year ended April 30, 2004 were principally for accounting consultations and audits in connection with the Company’s acquisition of Ositis Software, Inc.

The tax fees for the years ended April 30, 2004 and 2003, respectively, were for services related to tax compliance, including tax advice and tax planning.

The Company’s Audit Committee adopted pre-approval policies and procedures for audit and non-audit services during the fiscal year 2004. All audit, audit related, tax and permissible non-audit services are approved in advance by the Company’s Audit Committee to assure they do not impair the independence of the Company’s independent accountants. At the beginning of the fiscal year, management prepares an estimate of all such fees for the duration of the fiscal year and submits the estimate to the Audit Committee for its review and pre-approval. Any modifications to the estimates will be submitted to the Audit Committee for pre-approval at the next regularly scheduled Audit Committee meeting, or if action is required sooner, to the Chairman of the Audit Committee. All fees paid to the Company’s independent accountants during the fiscal year 2004 were in accordance with this pre-approval policy.

Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee and the Board of Directors approved the audited financial statements and recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2004, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP, as the Company’s independent accountants.

Each of the members of the Audit Committee is independent, except Mr. Andreessen, as discussed more fully under Election of Directors; Audit Committee above, and Mr. Hanna qualifies as a financial expert, as such terms are defined under the rules of the Securities and Exchange Commission and the listing standards of the Nasdaq National Market.

Submitted by the following members of the Audit Committee:

Marc Andreessen

David W. Hanna

Andrew S. Rachleff

STOCK PERFORMANCE GRAPH

Set forth below is a graph illustrating the cumulative total stockholder return on the Company’s Common Stock. The graph compares the Company’s Common Stock between November 18, 1999 (the date the Company’s Common Stock commenced public trading) and April 30, 2004, with the cumulative total return of the Total Return Index for the Nasdaq Stock Market (US Companies) and the Nasdaq Computer Manufacturer Stocks Index.

The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s Common Stock.

Using November 18, 1999

	11/18/99	04/28/00	04/30/01	04/30/02	04/30/03	04/30/04
BLUE COAT SYSTEMS, INC.	100.00	309.38	22.83	2.54	5.75	37.16
NASDAQ STOCK MARKET US	100.00	114.82	62.82	50.51	44.11	57.69
NASDAQ COMPUTER MANUFACTURER	100.00	133.99	55.34	40.90	34.22	43.44

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Previously, Mr. Andreessen served as a consultant to the Company pursuant to a consulting agreement dated October 13, 1999; Mr. Andreessen serves on the Company’s Board of Directors. All of the intellectual property developed by Mr. Andreessen during his consultancy belongs to the Company. In connection with entering into the consulting agreement, Mr. Andreessen was granted an option to purchase 135,476 shares of Common Stock. The option has an exercise price of $20.00 per share.

In January 2001, the Company entered into a number of agreements with Opsware Inc. (formerly known as LoudCloud, Inc.), a company for which Messrs. Andreessen serves and Rachleff formerly served on the Board of Directors and for which Mr. Andreessen is Chairman of the Board and a greater than ten percent (10%) stockholder. Pursuant to a Customer Service Agreement by and between the Company and Opsware, the Company was to outsource the management of its Internet-based applications to Opsware on a one-year subscription basis for fees totaling approximately $650,000. The Customer Service Agreement was canceled on March 25, 2002.

On September 18, 2003, the Company raised approximately $12.9 million from the sale of 1,311,807 shares of its Common Stock to the following persons: Sprout Capital IX, L.P. (1,283,875 shares); Mr. Shiveley (20,182 shares); Sprout Entrepreneurs Fund, L.P. (5,060 shares); and DLJ Capital Corporation (2,690 shares). Mr. Shiveley joined the Board of Directors of the Company on May 14, 2004 and continues to serve on the Board. Mr. Shiveley was, as of September 18, 2003, also affiliated with Sprout Capital IX, L.P., Sprout Entrepreneurs Fund, L.P. and DLJ Capital Corporation as a Venture Partner and Managing Director. Sprout Capital IX, L.P., Sprout Entrepreneurs Fund, L.P. and DLJ Capital Corporation are investment funds affiliated with the Sprout Group, a venture capital affiliate of Credit Suisse First Boston.

FORM 10-K

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S FORM 10-K REPORT FOR THE FISCAL YEAR ENDED APRIL 30, 2004, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO BLUE COAT SYSTEMS, INC., 650 ALMANOR AVENUE, SUNNYVALE, CALIFORNIA 94085, ATTN: INVESTOR RELATIONS.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Stockholder proposals that are intended to be presented at the 2005 Annual Meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company no later than April 28, 2005 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company’s proxy statement for that meeting. Stockholders who intend to present a proposal at the 2005 Annual Meeting without inclusion of such proposal in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advance notice of such proposal to the Company not earlier than June 16, 2005 and not later than July 16, 2005. Such stockholder proposals should be addressed to Blue Coat Systems, Inc., 650 Almanor Avenue, Sunnyvale, California 94085, Attn: Robert P. Verheecke, Senior Vice President and Chief Financial Officer.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Robert P. Verheecke

Secretary

Sunnyvale, California

August 26, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

EXHIBIT A

BLUE COAT SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

PURPOSE:

The purpose of the Audit Committee is to assist the Board of Directors (the “Board”) of Blue Coat Systems, Inc. (the “Company”) in fulfilling its responsibilities to oversee the Company’s financial reporting process, including monitoring the integrity of the Company’s financial statements and the independence and performance of the Company’s internal and external auditors.

MEMBERSHIP:

The Audit Committee shall be comprised of at least three (3) outside members of the Board of the Company elected by the Board to serve until their successors are duly elected. Each member of the Audit Committee must be:

•	an “independent director” (as defined below);

•	able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, or become able to read and understand such financial statements within a reasonable period of time after his or her appointment to the Audit Committee: and

•	at least one member shall be a “financial expert,” as defined by SEC regulations.

An “independent director” means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

•	a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

•	a director who accepts compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for service on the Board, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. “Immediate family” includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home;

•	a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the Company’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

•	a director who is employed as an executive officer of another entity where any of the Company’s executives serve on that entity’s Compensation Committee.

In addition to the requirements above, at least one member of the Audit Committee must have either (i) past employment experience in finance or accounting; (ii) requisite professional certificate in accounting; or (iii) a background which results in the individual’s financial sophistication, including experience as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Notwithstanding the requirement that each member be an “independent director,” the Board, under exceptional and limited circumstances, may appoint one director who is not an “independent director” to the Audit Committee if:

•	such director is not a current employee or immediate family member of a current employee of the Company;

•	such non-independent director’s appointment to the Audit Committee is required by the best interests of the Company and its stockholders; and

•	the Board discloses in the next annual proxy statement after such appointment (i) the nature of the relationship between the non-independent director and the Company; and (ii) the reasons for the Board’s determination that such appointment is in the best interests of the Company and its stockholders.

AUTHORITY:

In discharging its oversight responsibilities, the Audit Committee shall have unrestricted access to the Company’s management, books and records and the authority to retain outside counsel, accountants or other consultants at the Audit Committee’s sole discretion.

FUNCTIONS:

The Audit Committee shall:

•	Select and engage, subject to stockholder approval, the independent auditor;

•	Evaluate, and when appropriate, replace the independent auditor;

•	Review the intended scope of the annual audit and the audit methods and principles being applied by the independent auditor, pre-approve the fees to be charged by the independent auditor and only engage the independent auditor to perform the specific non-audit services allowed by law or regulation;

•	Review the quarterly reporting process and ensure that the independent auditor performs timely reviews and that the review and the financial results are discussed with at least the Audit Committee chairperson before the Form 10Q is filed;

•	Review and discuss the results of the audit with both the independent auditor and management;

•	Discuss the quality of accounting and disclosure and the degree of conservatism in the estimates and principles applied;

•	Discuss with the independent auditor what steps are planned for a review of the Company’s Information Technology procedures and controls, and inquire as to the specific security programs to protect against computer fraud or misuse from both within and outside the company;

•	Maintain a calendar of agenda items that reflect the Audit Committee responsibilities and processes specified in this Audit Committee Charter;

•	Instruct the independent auditor to advise the Committee if there are any areas known to them that require special attention of the Audit Committee;

•	Require management to advise the Audit Committee when it seeks a second opinion on a significant accounting issue;

•	Review as appropriate the Company’s significant accounting and reporting principles, policies and practices;

•	Meet privately with the independent auditor at regular meetings and on an as needed basis;

•	Review the Company’s process of assessing the risk of fraudulent financial reporting for both the quarterly and annual financial statements;

•	Review as appropriate the adequacy of management information systems, internal accounting and financial controls;

•	Review the annual financial statements before their submission to the Board for approval;

•	Provide an open avenue of communication between the independent auditor and the Board;

•	Inquire of management and the independent auditor, about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company and related entities;

•	Report periodically to the Board on significant results of the foregoing activities;

•	Review the performance of professional services provided by the independent auditor, including audit, tax and other services, and consider the possible effect of the performance of such services on the independence of the auditor;

•	Review the formal written statement from the Company’s independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1;

•	Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships that may impact the objectivity and independence of the independent auditor;

•	Recommend to the Board actions to oversee the independence of the Company’s independent auditor;

•	Perform such duties required to be performed by independent directors of the Company pursuant to law or the bylaws or regulations of the Nasdaq Stock Market;

•	Perform such other duties as the Board may from time to time assign to it;

•	Disclose in the Company’s proxy statement whether the Audit Committee has adopted an Audit Committee Charter and whether the Audit Committee satisfied its Audit Committee Charter responsibilities and has complied with its membership requirements;

•	Disclose in an annual report to stockholders confirmation that the independent auditor has discussed judgments used in developing financial reports and that the Audit Committee has discussed the judgments in private sessions and that the Audit Committee, relying on the independent auditor, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10K for filing with the SEC; and

•	Review and update this Charter periodically, as conditions dictate.

MINUTES:

Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the Board. Any action of the Audit Committee shall be subject to revision, modification, rescission or alteration by the Board, provided that no rights of third parties shall be affected by any such revision, modification, rescission or alteration.

MEETINGS:

Subject to the Company’s bylaws and resolutions of the Board, the Audit Committee shall meet at least once per quarter, prior to the Company’s public release of its quarterly financial statements.

QUALIFICATIONS:

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company’s independent auditor. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company’s management and/or its outside auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Company’s independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

PROXY	PROXY

BLUE COAT SYSTEMS, INC.

650 Almanor Avenue, Sunnyvale, California 94085

This Proxy is Solicited on Behalf of the Board of Directors of Blue Coat Systems, Inc.

for the Annual Meeting of Stockholders to be held on October 5, 2004

The undersigned holder of Common Stock, par value $.0001, of Blue Coat Systems, Inc. (the “Company”) hereby appoints Brian NeSmith and Robert P. Verheecke, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, October 5, 2004 at 10:00 a.m. local time, located at the headquarters of the Company at 650 Almanor Avenue, Sunnyvale, California, 94085, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)

BLUE COAT SYSTEMS, INC.

☒Please mark votes as in this example

1.    To elect the following directors to serve for a term ending upon the 2005 Annual Meeting of Stockholders or until their successors are elected and qualified:

Nominees: Brian M. NeSmith, Marc Andreessen, David W. Hanna, Andrew S. Rachleff, Jay Shiveley.

			2. To ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending April 30, 2005.	FOR ☐	WITHHELD ☐	ABSTAIN ☐
FOR	WITHHELD	For all nominees, except for nominees written below.
☐	☐	☐
Nominee exception(s).

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature:                                             Signature (if held jointly):                                             Date:                                             , 2004.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

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Follow these four easy steps:	Follow these four easy steps:

1. Read the accompanying Proxy Statement/Prospectus and Proxy Card	1. Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2. Call the toll-free number 1-877 PRX-VOTE (1-877-779-8683).	2. Go to the Website http://www.eproxyvote.com/bcsi

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.	3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.	4. Follow the instructions provided.
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